UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 22, 2012
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On October 22, 2012, Equity LifeStyle Properties, Inc. (the “Company”) issued a news release announcing its results of operations for the three and nine months ended September 30, 2012. The information is furnished as Exhibit 99.1 to this report on Form 8-K. The news release was also posted on the Company's website, www.equitylifestyle.com, on October 22, 2012.

The Company projects its net income per share (fully diluted) and funds from operations (“FFO”) per share (fully diluted) for the year ending December 31, 2012 to be between $1.12 and $1.22 and $4.54 and $4.64, respectively. The Company preliminarily projects its net income per share (fully diluted) and FFO per share (fully diluted) for the year ending December 31, 2013 to be between $2.45 and $2.65 and $4.90 and $5.10, respectively. The projected 2012 and 2013 per share amounts represent a mid-point of a range of possible outcomes and reflects management's best estimate of the most likely outcome. The news release attached as Exhibit 99.1 provides detailed guidance assumptions.

Item 7.01        Regulation FD Disclosure
The Company's annualized dividend for 2012 is $1.75 per common share. At the next quarterly Board of Directors meeting, management of the Company intends to recommend an increase of $0.25 per common share to the annual dividend for 2013 for a total dividend of $2.00 per common share. The Board of Directors of the Company has the sole discretion to approve an increase of the dividend and therefore there can be no assurance that this increase will be approved.

The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company's expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
the Company's ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company's ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company's ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company's assumptions about rental and home sales markets;

•	the Company's assumptions and guidance concerning 2012 and 2013 estimated net income and funds from operations;

•	the Company's ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company's estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1	Equity LifeStyle Properties, Inc. press release dated October 22, 2012, “ELS Reports Third Quarter Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Thomas Heneghan
Thomas Heneghan
Chief Executive Officer

By:/s/ Marguerite Nader
Marguerite Nader
President

By:/s/ Paul Seavey
Paul Seavey
Chief Financial Officer

Date: October 23, 2012

Exhibit 99.1

N E W S R E L E A S E

CONTACT: Martina Linders                            FOR IMMEDIATE RELEASE
(312) 279-1430                            October 22, 2012

ELS REPORTS THIRD QUARTER RESULTS
Issues Preliminary 2013 Guidance

CHICAGO, IL – October 22, 2012 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (the “Company”) today announced results for the three and nine months ended September 30, 2012.

a)	Financial Results
For the three months ended September 30, 2012, Funds From Operations (“FFO”) were $53.2 million, or $1.17 per share on a fully-diluted basis, compared to $33.0 million, or $0.76 per share on a fully-diluted basis, for the same period in 2011. For the nine months ended September 30, 2012, FFO was $159.7 million, or $3.52 per share on a fully-diluted basis, compared to $102.7 million, or $2.64 per share on a fully-diluted basis, for the same period in 2011.
Net income available to common stockholders totaled $16.0 million, or $0.39 per share on a fully-diluted basis, for the three months ended September 30, 2012 compared to a net loss of $(2.9) million, or $(0.07) per share on a fully-diluted basis, for the same period in 2011. Net income available to common stockholders totaled $30.5 million, or $0.74 per share on a fully-diluted basis for the nine months ended September 30, 2012, compared to $22.9 million, or $0.67 per share on a fully-diluted basis, for the same period in 2011. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income available to common shares and net income per common share, respectively, the most directly comparable GAAP (General Accepted Accounting Principles) measure.

b)	Portfolio Performance
The nine months ended September 30, 2012 compared to the same period in 2011 were impacted by the following: 1) the accelerated recognition of $2.1 million of revenue during the three months ended June 30, 2012, included in utility and other income, related to the early termination of a multi-year cable service agreement and 2) a decline in member right-to-use contract sales and related sales and marketing expenses as a result of the temporary cessation of membership upgrade sales in connection with sales force training and the roll out of new upgrade products during the first quarter of 2012. The overall performance of our right-to-use contracts net of related sales and marketing expense during the three months ended September 30, 2012 was in-line with our previously announced guidance.

Exhibit 99.1

Excluding the impact of these items, for the nine months ended September 30, 2012, the increases in Core property operating revenues, expenses and income were approximately 2.2 percent, 1.2 percent and 3.0 percent, respectively.
For the three months ended September 30, 2012, property operating revenues, excluding deferrals, were $176.5 million, compared to $156.9 million in the same period of 2011. Our property operating revenues, excluding deferrals, for the nine months ended September 30, 2012 were $520.2 million, compared to $417.0 million for the nine months ended September 30, 2011.
For the three months ended September 30, 2012, Core property operating revenues increased approximately 1.8 percent and income from Core property operations increased approximately 2.6 percent as compared to the three months ended September 30, 2011. For the nine months ended September 30, 2012, Core property operating revenues increased approximately 1.8 percent and income from Core property operations increased approximately 2.6 percent as compared to the nine months ended September 30, 2011.

c)	Balance Sheet
Our cash balance as of September 30, 2012 was approximately $147.9 million. Subsequent to the end of the quarter the Company used approximately $83.9 million for the redemption of our Series A Preferred Stock (see Preferred Stock Exchange discussion below) and quarterly common stock dividend payment. Our average long-term secured debt balance was approximately $2.1 billion, during the three months ended September 30, 2012, with a weighted average interest rate, including amortization, of approximately 5.5 percent per annum and weighted average maturity of 5.2 years. Interest coverage was approximately 3.0 times in the three months ended September 30, 2012.
During the quarter ended September 30, 2012, the Company received approximately $74.0 million of financing proceeds on one manufactured home community with a stated interest rate of 3.9 percent per annum, maturing in 2022. The proceeds were used to pay off the mortgage on the property, which was set to mature on May 1, 2013, totaling approximately $35.1 million, with a stated interest rate of 5.7 percent per annum. The Company also paid off two maturing mortgages totaling approximately $34.1 million, with a weighted average interest rate of 5.7 percent per annum.
During the quarter ended September 30, 2012, the Company amended its $380 million unsecured line of credit to (i) extend the maturity to September 15, 2016, (ii) lengthen the extension option to one-year, (iii) decrease the per annum interest rate to LIBOR plus a maximum of 1.40 percent to 2.00 percent, bearing a facility rate of 0.25 percent to 0.40 percent and (iv) effect certain other ministerial changes. The Company currently has no amounts outstanding on its line of credit.

d)	Preferred Stock Exchange
During the quarter ended September 30, 2012, the Company exchanged 5,445,765 shares of 8.034% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for 5,445,765 depositary shares representing 1/100th of a share of the Company's 6.75% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) with a liquidation value of $25.00 per depositary share, plus accrued and unpaid dividends of $0.3849625 per share of Series A Preferred Stock. The newly issued depositary shares trade on the New York Stock Exchange with the ticker symbol ELSPrC. On October 18, 2012, the Company

Exhibit 99.1

redeemed the remaining 2,554,235 shares of Series A Preferred Stock at the $25.00 per share liquidation value and accrued and unpaid dividends of $0.094846 per share on such redeemed shares for approximately $64.1 million.
As of October 22, 2012, Equity LifeStyle Properties, Inc. owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,077 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
A live webcast of Equity LifeStyle Properties, Inc.’s conference call discussing these results will be available via the Company’s website in the Investor Information section at www.equitylifestyle.com at 10:00 a.m. Central time on October 23, 2012.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company’s expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
the Company’s ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company’s ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company’s ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company’s assumptions about rental and home sales markets;

•	the Company’s assumptions and guidance concerning 2012 and 2013 estimated net income and funds from operations;

•	the Company’s ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company’s estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

Exhibit 99.1

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission.
These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
Tables follow:

Exhibit 99.1

Third Quarter 2012 - Selected Financial Data

(In $US millions, except per share data, unaudited)

Three Months Ended
September 30, 2012
Income from property operations - 2012 Core (1)	$73.0
Income from property operations - 2011 Acquisitions (2)	25.8
Property management and general and administrative	(16.0)
Other income and expenses (3)	6.0
Financing costs and other	(35.6)
Funds from operations (FFO) (4) (5)	53.2
Depreciation on real estate	(24.8)
Depreciation on rental homes (5)	(1.6)
Amortization of in-place leases	(7.5)
Depreciation on unconsolidated joint ventures	(0.3)
Deferral of right-to-use contract sales revenue and commission, net	(1.5)
Income allocated to OP Units	(1.5)
Net income available to common shares	$16.0

Net income per common share - fully diluted (6)	$0.39
FFO per share - fully diluted	$1.17

Weighted average shares outstanding - fully diluted	45.4

____________________________

1.	See page 9 for 2012 Core income from property operations detail.

2.	See page 10 for income from property operations detail for the 2011 Acquisition Properties.

3.
Includes approximately $0.5 million resulting from the increase in fair value of the net asset described in the following sentences. The company owns both a fee interest and a leasehold interest in a 2,200 site property. The ground lease contains a purchase option on behalf of the lessee and a put option on behalf of the lessor. The options may be exercised by either party upon the death of the fee holder. The Company is the beneficiary of an escrow funded by the seller and denominated in approximately 114,000 shares of common stock of the Company. The escrow was established to protect the Company from future scheduled ground lease payments as well as scheduled increases in the option purchase price over time. The current fair value estimate of the escrow is $6.8 million. The Company will revalue the asset as of each reporting date and will recognize in earnings any increase or decrease in fair value of the escrow.

4.	See definition of FFO on page 23.

5.	Third quarter 2012 FFO adjusted to include a deduction for depreciation expense on rental homes would have been $51.6 million, or $1.14 per fully diluted share.

6.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Exhibit 99.1

Income Statement
(In $US thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011 (1)	2012	2011 (1)
Revenues:
Community base rental income	$103,668	$87,149	$309,819	$219,740
Rental home income	3,711	2,311	10,112	5,262
Resort base rental income	36,516	36,139	104,503	101,858
Right-to-use annual payments	12,115	12,444	36,087	37,019
Right-to-use contracts current period, gross	4,494	4,386	9,680	13,096
Right-to-use contracts, deferred, net of prior period amortization	(2,788)	(2,858)	(4,680)	(8,768)
Utility and other income	16,036	14,498	50,021	40,044
Gross revenues from home sales	1,861	1,636	5,881	4,281
Brokered resale revenue and ancillary services revenues, net	996	1,617	3,231	3,724
Interest income	2,568	2,328	7,586	4,379
Income from other investments, net (2)	2,651	4,394	5,706	6,242
Total revenues	181,828	164,044	537,946	426,877

Expenses:
Property operating and maintenance	60,378	56,451	173,147	148,417
Rental home operating and maintenance	2,009	1,417	5,155	3,084
Real estate taxes	11,826	10,304	36,300	26,522
Sales and marketing, gross	3,573	2,950	7,849	8,289
Sales and marketing, deferred commissions, net	(1,277)	(1,148)	(2,174)	(3,495)
Property management	9,473	9,201	28,651	25,857
Depreciation on real estate assets and rental homes	26,294	22,925	78,620	59,234
Amortization of in-place leases	7,548	10,759	44,314	10,759
Cost of home sales	2,051	1,552	6,869	4,020
Home selling expenses	334	356	1,070	1,239
General and administrative	6,535	6,412	19,724	18,070
Acquisition costs	—	15,216	—	17,333
Rent control initiatives and other	221	467	1,067	1,558
Interest and related amortization	31,640	26,084	93,434	68,931
Total expenses	160,605	162,946	494,026	389,818
Income before equity in income of unconsolidated joint ventures	21,223	1,098	43,920	37,059
Equity in income of unconsolidated joint ventures	269	257	1,524	1,582
Consolidated net income	21,492	1,355	45,444	38,641

(Income) loss allocated to non-controlling interest-Common OP Units	(1,503)	289	(2,891)	(3,121)
Income allocated to non-controlling interest-Perpetual Preferred OP Units	—	—	—	(2,801)
Series A Redeemable Perpetual Preferred Stock Dividends	(3,393)	(4,031)	(11,462)	(9,319)
Series B Redeemable Preferred Stock Dividends	—	(466)	—	(466)
Series C Redeemable Perpetual Preferred Stock Dividends	(587)	—	(587)	—
Net income (loss) available for Common Shares	$16,009	$(2,853)	$30,504	$22,934

Net income (loss) per Common Share - Basic	$0.39	$(0.07)	$0.74	$0.67
Net income (loss) per Common Share - Fully Diluted (3)	$0.39	$(0.07)	$0.74	$0.67

Average Common Shares - Basic	41,190	38,346	41,137	34,017
Average Common Shares and OP Units - Basic	45,132	43,230	45,096	38,530
Average Common Shares and OP Units - Fully Diluted	45,447	43,602	45,418	38,858
__________________________________________

1.	Certain 2011 amounts have been reclassified to conform to the 2012 presentation. This reclassification had no material effect on the statement of operations.

2.	Includes approximately $0.5 million from the increase in a net asset associated with the Acquisition Properties. See footnote 3 on page 5 for detailed explanation.

3.
As a result of the Net loss available for Common Shares for the three months ended September 30, 2011, both the Company's Common OP Units and the Series B Preferred Stock were considered anti-dilutive, and excluded from the computation of the Net Loss Per Common Share - Fully Diluted for the three months ended September 30, 2011 only.

Exhibit 99.1

Reconciliation of Net Income to FFO and FAD

(In $US thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Computation of funds from operations:
Net income (loss) available for Common Shares	$16,009	$(2,853)	$30,504	$22,934
Income (loss) allocated to common OP Units	1,503	(289)	2,891	3,121
Series B Redeemable Preferred Stock Dividends	—	466	—	466
Right-to-use contract upfront payments, deferred, net (1)	2,788	2,858	4,680	8,768
Right-to-use contract commissions, deferred, net (2)	(1,277)	(1,148)	(2,174)	(3,495)
Depreciation on real estate assets	24,741	21,689	74,183	56,201
Depreciation on rental homes (3)	1,553	1,236	4,437	3,033
Amortization of in-place leases	7,548	10,759	44,314	10,759
Depreciation on unconsolidated joint ventures	290	307	873	921
Funds from operations (FFO) (4) (5)	$53,155	$33,025	$159,708	$102,708
Non-revenue producing improvements to real estate	(7,691)	(6,999)	(20,041)	(14,995)
Funds available for distribution (FAD) (4)	$45,464	$26,026	$139,667	$87,713

FFO per Common Share - Basic	$1.18	$0.76	$3.54	$2.67
FFO per Common Share - Fully Diluted	$1.17	$0.76	$3.52	$2.64

FAD per Common Share - Basic	$1.01	$0.60	$3.10	$2.28
FAD per Common Share - Fully Diluted	$1.00	$0.60	$3.08	$2.26

________________________________

1.
The Company is required by GAAP to defer recognition of the non-refundable upfront payments from the entry of right-to-use contracts over the estimated customer life. The customer life is currently estimated to range from one to 31 years and is based upon historical attrition rates provided to the Company by Privileged Access. The amount shown represents the deferral of a substantial portion of current period contracts sales, offset by amortization of prior period sales.

2.
The Company is required by GAAP to defer recognition of the commission paid related to the entry of right-to-use contracts. The deferred commissions will be amortized on the same method as the related non-refundable upfront payments from the entry of right-to-use contracts. The amount shown represents the deferral of a substantial portion of current period contract commissions, offset by the amortization of prior period commissions.

3.
For the three and nine months ended September 30, 2011, the Company previously reported FFO and FAD including a deduction for rental home depreciation expense. To conform with the 2012 presentation of FFO and FAD, rental home depreciation expense was added back to previously reported FFO and FAD for the three and nine months ended September 30, 2011.

4.	See definition of FFO and FAD page 23.

5.
FFO adjusted to include a deduction for depreciation expense on rental homes would have been $51.6 million or $1.14 per fully diluted share and $31.8 million or $0.73 per fully diluted share for the three months ending September 30, 2012 and 2011, respectively, and $155.3 million or $3.42 per fully diluted share and $99.7 million or $2.57 per fully diluted share for the nine months ending September 30, 2012 and 2011, respectively.

Exhibit 99.1

Consolidated Income from Property Operations (1)

(In $US millions, except home site and occupancy figures, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Community base rental income (2)	$103.7	$87.1	$309.8	$219.7
Rental home income	3.7	2.3	10.1	5.3
Resort base rental income (3)	36.5	36.1	104.5	101.9
Right-to-use annual payments	12.1	12.4	36.1	37.0
Right-to-use contracts current period, gross	4.5	4.4	9.7	13.1
Utility and other income	16.0	14.6	50.0	40.0
Property operating revenues	176.5	156.9	520.2	417.0

Property operating, maintenance, and real estate taxes	72.1	66.7	209.4	174.9
Rental home operating and maintenance	2.0	1.4	5.2	3.1
Sales and marketing, gross	3.6	3.0	7.8	8.3
Property operating expenses	77.7	71.1	222.4	186.3
Income from property operations	$98.8	$85.8	$297.8	$230.7

Manufactured home site figures and occupancy averages:
Total sites	74,117	62,549	74,105	50,336
Occupied sites	66,214	55,442	66,117	45,168
Occupancy %	89.3%	88.6%	89.2%	89.7%
Monthly base rent per site	$522	$524	$521	$541

Core total sites	44,101	44,108	44,103	44,107
Core occupied sites	40,347	40,125	40,290	40,054
Core occupancy %	91.5%	91.0%	91.4%	90.8%
Core monthly base rent per site	$567	$555	$566	$553

Resort base rental income:
Annual	$22.0	$21.0	$64.8	$62.0
Seasonal	2.7	2.5	17.0	16.7
Transient	11.8	12.6	22.7	23.2
Total resort base rental income	$36.5	$36.1	$104.5	$101.9

_________________________

1.
See page 6 for a complete Income Statement. The line items that the Company includes in property operating revenues and property operating expenses are also individually included in our Income Statement. Excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	See manufactured home site figures and occupancy averages table above.

3.	See resort base rental income table above.

Exhibit 99.1

2012 Core Income from Property Operations (1)

(In $US millions, except percentages, home site and occupancy figures, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2012	2011	Change (2)	2012	2011	Change (2)
Community base rental income (3)	$68.6	$66.8	2.7%	$205.2	$199.4	2.9%
Rental home income	2.1	1.6	28.8%	5.9	4.6	29.3%
Resort base rental income (4)	36.4	36.1	0.8%	104.1	101.8	2.2%
Right-to-use annual payments	12.1	12.4	(2.6)%	36.1	37.0	(2.5)%
Right-to-use contracts current period, gross	4.5	4.4	2.5%	9.7	13.1	(26.1)%
Utility and other income (5)	12.9	12.8	0.4%	40.4	38.4	5.4%
Property operating revenues (6)	136.6	134.1	1.8%	401.4	394.3	1.8%

Property operating, maintenance, and real estate taxes	58.8	59.1	(0.7)%	168.9	167.4	0.9%
Rental home operating and maintenance	1.2	0.9	38.1%	3.1	2.6	21.5%
Sales and marketing, gross	3.6	3.0	21.1%	7.8	8.3	(5.4)%
Property operating expenses (6)	63.6	63.0	0.9%	179.8	178.3	0.9%
Income from property operations (6)	$73.0	$71.1	2.6%	$221.6	$216.0	2.6%
Occupied sites as of (7):	40,436	40,185

Core manufactured home site figures and occupancy averages:
Total sites	44,101	44,108		44,103	44,107
Occupied sites	40,347	40,125		40,290	40,054
Occupancy %	91.5%	91.0%		91.4%	90.8%
Monthly base rent per site	$567	$555		$566	$553

Resort base rental income:
Annual	$21.9	$21.0	3.9%	$64.5	$62.0	3.9%
Seasonal	2.7	2.5	9.5%	16.9	16.6	1.5%
Transient	11.8	12.6	(6.1)%	22.7	23.2	(1.7)%
Total resort base rental income	$36.4	$36.1	0.8%	$104.1	$101.8	2.2%

____________________________

1.
2012 Core properties include properties we expect to own and operate during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right-to-use contract upfront payments and related commissions, net.

2.	Calculations prepared using unrounded numbers.

3.	See core manufactured home site figures and occupancy averages table above.

4.	See resort base rental income table above.

5.
During the nine months ended September 30, 2012, the Company recognized approximately $2.1 million of cable service prepayments due to the bankruptcy of a third-party cable service provider at certain of the properties.

6.
Growth rate excluding cable service prepayments, right-to-use contract sales and sales and marketing expenses is 2.2%, 1.2%, and 3.0% for property operating revenues, property operating expenses, and income from property operations, respectively, for the nine months ended September 30, 2012.

7.	Occupied sites have increased by 178 from 40,258 at December 31, 2011.

Exhibit 99.1

2011 Acquisitions - Income from Property Operations (1)

(In $US millions, except occupancy figures, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Community base rental income	$35.0	$20.3	$104.6	$20.3
Rental home income	1.6	0.7	4.2	0.7
Resort base rental income	0.1	—	0.4	—
Utility income and other property income	3.2	1.7	9.6	1.7
Property operating revenues	39.9	22.7	118.8	22.7

Property operating, maintenance, and real estate taxes	13.3	7.5	40.5	7.5
Rental home operating and maintenance	0.8	0.5	2.1	0.5
Property operating expenses	14.1	8.0	42.6	8.0
Income from property operations	$25.8	$14.7	$76.2	$14.7
Occupied sites	25,913

		Total Acquisition	Michigan	Total less
		Portfolio	only	Michigan
Average Occupancy for the Three Months Ended September 30, 2012
Total sites		30,016	5,874	24,142
Occupied sites		25,867	4,072	21,795
Occupancy %		86.2%	69.3%	90.3%
Monthly base rent per occupied site		$451	$455	$451

Average Occupancy for the Nine Months Ended September 30, 2012 (2)
Total sites		30,002	5,874	24,128
Occupied sites		25,827	4,034	21,793
Occupancy %		86.1%	68.7%	90.3%
Monthly base rent per occupied site		$450	$455	$449

______________________

1.
Represents actual performance of 75 Acquisition Properties acquired by the Company during the last six months of 2011. Excludes property management expenses. The Company acquired 58 Acquisition Properties during the three months ended September 30, 2011. Periods presented in 2012 include all 75 Acquisition Properties.

2.	Occupancy as of September 30, 2012 was 25,913, an increase of 160 sites from 25,753 at December 31, 2011.

Exhibit 99.1

Income from Rental Home Operations (1)

(In $US millions, except occupied rentals, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Manufactured homes:
New home	$4.7	$3.3	$13.1	$8.8
Used home	8.3	5.2	23.1	12.4
Rental operations revenues (1)	13.0	8.5	36.2	21.2
Rental operations expense	(2.0)	(1.4)	(5.2)	(3.1)
Income from rental operations, before depreciation	11.0	7.1	31.0	18.1
Depreciation on rental homes	(1.6)	(1.2)	(4.4)	(3.0)
Income from rental operations, after depreciation	$9.4	$5.9	$26.6	$15.1

Occupied rentals:
New
Core	1,610	1,204
Acquisitions	123	—

Used
Core	2,080	1,888
Acquisitions	1,659	864

	As of
	September 30, 2012		September 30, 2011
Cost basis in rental homes (2):	Gross	Net of Depreciation	Gross	Net of Depreciation
New
Core	$97.0	$88.3	$76.9	$71.0
Acquisitions	5.7	5.6	—	—

Used
Core	31.6	26.6	28.2	25.0
Acquisitions	35.5	34.2	22.1	21.8
Total rental homes	$169.8	$154.7	$127.2	$117.8

__________________________

1.
For the three months ended September 30, 2012 and September 30, 2011, approximately $9.3 million and $6.2 million, respectively, are included in Community base rental income in the Consolidated Income from Property Operations table on page 8. For the nine months ended September 30, 2012 and September 30, 2011, approximately $26.1 million and $15.9 million, respectively, are included in Community base rental income in the Consolidated Income from Property Operations table on page 8. The remainder of the rental operations revenue is included in the caption “Rental home income” in the Consolidated Income from Property Operations table on page 8.

2.	Includes both occupied and unoccupied rental homes.

Exhibit 99.1

Total Sites and Home Sales

(Dollar amounts in $US thousands, unaudited)

Summary of Total Sites as of September 30, 2012
		Sites
Community sites		74,100
Resort sites:
Annuals		21,000
Seasonal		9,000
Transient		9,600
Membership (1)		24,300
Joint Ventures (2)		3,100
Total		141,100

Home Sales - Select Data
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
New Home Sales Volume (3)	2	13	19	40
New Home Sales Gross Revenues	$141	$517	$1,038	$1,666

Used Home Sales Volume (4)	372	240	1,063	603
Used Home Sales Gross Revenues	$1,720	$1,119	$4,843	$2,615

Brokered Home Resales Volume	194	177	714	549
Brokered Home Resale Revenues, net	$261	$141	$922	$608

__________________________

1.	Sites primarily utilized by approximately 98,000 members. Includes approximately 4,200 sites rented on an annual basis.

2.	Joint venture income is included in Equity in income from unconsolidated joint ventures.

3.	The three and the nine months ended September 30, 2011, includes three third-party dealer sales.

4.	The nine months ended September 30, 2011, includes one third-party dealer sale.

Exhibit 99.1

2012 Guidance - Selected Financial Data (1)

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

Year Ended
December 31, 2012
Income from property operations - 2012 Core (2)	$292.7
Income from property operations - 2011 Acquisition (3)	102.5
Property management and general and administrative	(65.4)
Other income and expenses	18.1
Financing costs and other	(139.3)
Funds from operations (FFO) (4)	208.6
Depreciation on real estate and other	(100.1)
Depreciation on rental homes	(6.1)
Amortization of in-place leases	(45.1)
Deferral of right-to-use contract sales revenue and commission, net	(4.0)
Income allocated to OP units	(4.6)
Net income available to common shares	$48.7

Net income per common share - fully diluted (5)	$1.12 - 1.22
FFO per share - fully diluted	$4.54 - $4.64

Weighted average shares outstanding - fully diluted	45.4

_____________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 15 for 2012 Core guidance assumptions. Amount represents Core income from property operations from the 2012 Core Properties in 2011 of $285.7 million multiplied by an estimated growth rate of 2.4%.

3.	See page 16 for 2011 Acquisition assumptions in 2012.

4.	See page 23 for definition of FFO.

5.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Exhibit 99.1

Fourth Quarter 2012 Guidance - Selected Financial Data (1)

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2012 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

Three Months Ended
December 31, 2012
Income from property operations - 2012 Core (2)	$71.0
Income from property operations - 2011 Acquisition (3)	26.3
Property management and general and administrative	(17.0)
Other income and expenses (4)	2.5
Financing costs and other	(33.8)
Funds from operations (FFO) (5)	49.0
Depreciation on real estate and other	(25.0)
Depreciation on rental homes	(1.6)
Amortization of in-place leases	(0.8)
Deferral of right-to-use contract sales revenue and commission, net	(1.5)
Income allocated to OP units	(1.7)
Net income available to common shares	$18.4

Net income per common share - fully diluted (6)	$0.39 - $0.49
FFO per share - fully diluted	$1.03 - $1.13

Weighted average shares outstanding - fully diluted	45.5

_______________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management’s best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 15 for Core guidance assumptions. Amount represents Core Income from property operations for the 2012 Core Properties in 2011 for the three months ended December 31, 2011 of $69.6 million multiplied by an estimated growth rate of 2.1%.

3.	See page 16 for 2011 Acquisition assumptions in 2012.

4.	See page 19 for Acquisition Chattel Loan Assumptions.

5.	See page 23 for definition of FFO.

6.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Exhibit 99.1

2012 Core (1)
Guidance Assumptions - Income from Property Operations

(In $US millions, unaudited)

	Year Ended	2012	Three Months Ended	Fourth Quarter 2012
	December 31, 2011	Growth Factors (2)	December 31, 2011	Growth Factors (2)
Community base rental income	$266.6	2.9%	$67.2	2.8%
Rental home income	6.3	28.1%	1.7	24.6%
Resort base rental income (3)	130.4	2.4%	28.6	3.1%
Right-to-use annual payments	49.1	(2.0)%	12.1	(0.6)%
Right-to-use contracts current period, gross	17.9	(22.6)%	4.8	(13.0)%
Utility and other income	49.6	4.5%	11.2	1.2%
Property operating revenues (4)	519.9	1.9%	125.6	2.1%

Property operating, maintenance, and real estate taxes	(219.1)	1.3%	(51.8)	2.5%
Rental home operating and maintenance	(3.9)	11.3%	(1.3)	(7.6)%
Sales and marketing, gross	(11.2)	(3.6)%	(2.9)	1.6%
Property operating expenses (4)	(234.2)	1.2%	(56.0)	2.2%
Income from property operations (4)	$285.7	2.4%	$69.6	2.1%

Resort base rental income:
Annual	$83.3	3.9%	$21.3	3.9%
Seasonal	20.7	1.7%	4.0	2.4%
Transient	26.4	(1.7)%	3.3	(1.5)%
Total resort base rental income	$130.4	2.4%	$28.6	3.1%

_______________________________

1.
2012 Core properties include properties we expect to own and operate during all of 2011 and 2012. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net.

2.
Management’s estimate of the growth of property operations in the 2012 Core Properties compared to actual 2011 performance. Represents our estimate of the mid-point of a range of possible outcomes. Calculations prepared using unrounded numbers.

3.	See resort base rental income table above.

4.
Growth rate excluding right-to-use contracts-current period gross sales and marketing expenses and $2.1 million of cable service prepayments received during the three months ended June 30, 2012 is 2.3%, 1.5%, and 3.1% for property operating revenues, property operating expenses, and income from property operations, respectively for the year ended December 31, 2012.

Exhibit 99.1

2011 Acquisition Assumptions in 2012 (1)

(In $US millions, unaudited)

	Year Ended	Three Months Ended
	December 31, 2012	December 31, 2012
Community base rental income	$139.8	$35.2
Rental home income	5.9	1.8
Resort base rental income	0.5	0.1
Utility income and other property income	12.8	3.2
Property operating revenues	159.0	40.3

Property operating, maintenance, and real estate taxes	(53.5)	(13.1)
Rental home operating and maintenance	(3.0)	(0.9)
Property operating expenses	(56.5)	(14.0)
Income from property operations	$102.5	$26.3

___________________________________

1.	Each line item represents our estimate of the mid-point of a possible range of outcomes for the Acquisition Properties.

Exhibit 99.1

2013 Preliminary Guidance - Selected Financial Data (1)

The Company's guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2013 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort sites; (iii) scheduled or implemented rate increases on community and resort sites; (iv) scheduled or implemented rate increases of annual payments under right-to-use contracts; (v) occupancy changes; (vi) our ability to retain and attract customers renewing or entering right-to-use contracts; (vii) performance of the chattel loans purchased by us in connection with the Acquisition; and (viii) our ability to integrate and operate the Acquisition Properties in accordance with our estimates.

(In $US millions, except per share data, unaudited)

Year Ended
December 31, 2013 (1)
Income from property operations - 2013 Core (2)	$405.9
Property management and general and administrative	(65.8)
Other income and expenses	16.9
Financing costs and other	(129.7)
Funds from operations (FFO) (3)	227.3
Depreciation on real estate and other	(100.1)
Depreciation on rental homes	(6.5)
Deferral of right-to-use contract sales revenue and commission, net (4)	(4.9)
Income allocated to OP units	(9.9)
Net income available to common shares	$105.9

Net income per common share - fully diluted (5)	$2.45 - $2.65
FFO per share - fully diluted	$4.90 - $5.10

Weighted average shares outstanding - fully diluted	45.5

___________________________________

1.
Each line item represents the mid-point of a range of possible outcomes and reflects management's best estimate of the most likely outcome. Actual FFO, FFO per share, Net Income and Net Income per share could vary materially from amounts presented above if any of our assumptions are incorrect.

2.
See page 18 for 2013 Core guidance assumptions. Amount represents estimated Core income for property operations from the 2013 Core Properties in 2012 of $395.3 million multiplied by an estimated growth rate of 2.7%.

3.	See page 23 for definition of FFO.

4.	Due to the uncertain timing and extent of right to use upfront payments and the resulting deferrals, actual income could differ materially from expected net income.

5.	Net income per fully diluted common share is calculated before Income allocated to OP Units.

Exhibit 99.1

2013 Core (1)
Growth Assumptions - Income from Property Operations

(In $US millions, unaudited)

	Estimated 2012	2013 Growth Factors (2)
Community base rental income	$414.1	2.6%
Rental home income	14.0	27.5%
Resort base rental income	134.1	2.0%
Right-to-use annual payments	48.1	(0.6)%
Right-to-use contracts current period, gross	13.8	0.6%
Utility income and other property income	64.7	(0.9)%
Property operating revenues	688.8	2.4%

Property operating, maintenance and real estate taxes	(275.5)	1.8%
Rental home operating and maintenance	(7.2)	9.8%
Sales and marketing, gross	(10.8)	3.1%
Property operating expenses	(293.5)	2.1%
Income from property operations	$395.3	2.7%

Resort base rental income:
Annual	$87.0	3.1%
Seasonal	21.1	0.0%
Transient	26.0	0.0%
Total resort base rental income	$134.1	2.0%

_________________________________

1.
2013 Core properties include properties we expect to own and operate during all of 2012 and 2013. Excludes property management expenses and the GAAP deferral of right to use contract upfront payments and related commissions, net. The 2012 estimate reflects the historical results for the 2013 Core for the nine months ended September 30, 2012 plus an estimate for the three months ended December 31, 2012. The 2013 Core includes the 75 Acquisition Properties purchased during the last six months of 2011.

2.	Management's estimate of the growth of the 2013 Core in 2013 compared to estimated 2012 performance.

Exhibit 99.1

Acquisition Chattel Loan Assumptions

Other Income and Expense guidance includes estimated interest income of approximately $4.6 million for the year ended December 31, 2013 from Notes Receivable acquired from the seller and secured by manufactured homes in connection with the purchase of 75 Acquisition Properties during 2011. As of September 30, 2012, the company's carrying value of the Notes Receivable was approximately $29 million. The Company's initial carrying value was based on a third party valuation utilizing 2011 market transactions and is adjusted based on actual performance in the loan pool. Factors used in determining the initial carrying value included delinquency status, market interest rates and recovery assumptions. The following tables provide a summary of the Notes Receivable and certain assumptions about future performance, including interest income guidance for 2013. An increase in the estimate of expected cash flows would generally result in additional interest income to be recognized over the remaining life of the underlying pool of loans. A decrease in the estimate of expected cash flows could result in an impairment loss to the carrying value of the loans. There can be no assurance that the Notes Receivable will perform in accordance with these assumptions.

(Guidance; in $US millions, unaudited)

		2013
Contractual cash flows to maturity beginning January 1,		$152.1
Expected cash flows to maturity beginning January 1,		52.5
Expected interest income to maturity beginning January 1,		26.8

	Actual through	2013 Guidance
	September 30, 2012	Assumptions
Default rate	23%	24%
Recoveries as percentage of defaults	25%	25%
Yield	18%	21%

Average carrying amount of loans	$31.4	$21.9
Contractual principal pay downs	3.5	6.3
Contractual interest income	4.8	3.4
Expected cash flows applied to principal	3.9	2.7
Expected cash flows applied to interest income	4.3	4.6

Exhibit 99.1

Balance Sheet

(In $US thousands)

	September 30, 2012	December 31,
Selected Balance Sheet Data	(unaudited)	2011
Net investment in real estate	$3,189,083	$3,265,447
Cash	147,868	70,460
Total assets	3,497,125	3,496,101
Mortgage notes payable	2,084,203	2,084,683
Term loan	200,000	200,000
Unsecured lines of credit (1)	—	—
Total liabilities	2,516,349	2,496,821
8.034% Series A Cumulative Redeemable Perpetual Preferred Stock (2)	63,856	200,000
6.75% Series C Cumulative Redeemable Perpetual Preferred Stock	136,144	—
Total common equity	780,776	799,280

______________________________

1.
As of September 30, 2012, the Company had an unsecured line of credit with a borrowing capacity of $380.0 million which accrued interest at a rate of LIBOR plus 1.40% to 2.00% per annum and contained a 0.25% to 0.40% facility fee. The unsecured line of credit matures on September 15, 2016 and has a one-year extension option.

2.	On October 18, 2012, the Company redeemed all of the 2,554,235 shares of the Series A Preferred Stock including accrued and unpaid dividends for approximately $64.1 million.

Exhibit 99.1

Right-To-Use Membership - Select Data

(In $US thousands, except member count, number of Zone Park Passes, number of annuals and number of upgrades, unaudited)

	Year Ended December 31,
	2009	2010	2011	2012 (1)	2013 (1)
Member Count (2)	105,850	102,726	99,567	96,600	95,000
Right-to-use annual payments (3)	$50,765	$49,831	$49,122	$48,100	$47,800
Number of Zone Park Passes (ZPP's) (4)	—	4,487	7,404	9,000	12,000
Number of annuals (5)	2,484	3,062	3,555	4,200	4,600
Resort base rental income from annuals	$5,950	$6,712	$8,069	$9,600	$10,500
Number of upgrades (6)	3,379	3,659	3,930	3,100	3,100
Upgrade contract initiations (7)	$15,372	$17,430	$17,663	$13,800	$13,800
Resort base rental income from seasonals/transients	$10,121	$10,967	$10,852	$10,900	$11,300
Utility and other income	$1,883	$2,059	$2,444	$2,400	$2,300

________________________________

1.	Guidance estimate.

2.	Members have entered into right-to-use contracts with the Company which entitle them to use certain properties on a continuous basis for up to 21 days.

3.
For the year ended December 31, 2012 and 2013, includes $0.1 million and $0.9 million, respectively, of right-to-use annual payments related to memberships activated through the Company's dealer program.

4.	Zone Park Passes (ZPP’s) allow access to up to four zones of the United States and require annual payments.

5.	Members that renew their right-to-use contracts annually and pay an annual rate for the right to use a specific site.

6.
Existing customers that have upgraded agreements are eligible for longer stays, can make earlier reservations, may receive discounts on rental units, and may have access to additional Properties. Upgrades require a non-refundable upfront payment.

7.	Sales revenues associated with contract upgrades, included in the line item Right-to-use contracts current period, gross, on the Company’s Income Statement on page 6.

Exhibit 99.1

Debt Maturity Schedule (1)

(In $US millions, unaudited)

Year	Amount
2012	$—
2013	80
2014	134
2015	595
2016	229
2017	92
2018	206
2019	215
2020	138
2021+	369
$2,058

____________________________

1.
Represents the Company’s mortgage notes payable excluding $26.1 million net note premiums, and the Company’s $200 million term loan as of September 30, 2012. For the three months ended September 30, 2012, including the Company's $200 million term loan, the weighted average interest rate of the outstanding debt presented above, including amortization, is approximately 5.3% and the weighted average maturity is 5.2 years.

Exhibit 99.1

Non-GAAP Financial Measures

Funds from Operations (“FFO”) - a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

The Company defines FFO as net income, computed in accordance with GAAP, excluding gains or actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in its calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or actual or estimated losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Funds available for distribution (“FAD”) is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. The Company computes FFO in accordance with its interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of its liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.